                          INDEPENDENT AUDITORS' CONSENT

We consent to the use, in the Registration Statement of RRUN Ventures Network,
Inc. on Form S-8 relating to the registration of 14,914,286 common shares to be issued to Pavel Bains, Phil Fox, Darryl Headley, and Jason Thompson pursuant to certain consulting agreements entered into with RRUN Ventures Network, Inc., of our Auditors' Report, dated April 8,2003 on the consolidated balance sheets of RRUN Ventures Network, Inc. as at December 31, 2002 and 2001, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the year ended
December 31, 2002, and for the period from inception, October 12, 2000, to
December 31, 2002.

Vancouver, Canada                                        "Morgan & Company"

May 23, 2003                                            Chartered Accountants

Tel: (604) 687-5841            Member of ACPA      P.O. Box 10007 Pacific Centre
Fax: (694) 687-0075            International       Suite 1488-700 West Georgia St.
                                                   Vancouver BC Canada V7Y 1A1